EXHIBIT 6.4


                            ELKHORN GOLDFIELDS, INC.
                            ------------------------

                        EAST BUTTE DEVELOPMENT CONTRACT
                        -------------------------------


                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


1.0      DEFINITIONS, INFORMATION AND INSTRUCTIONS

1.1      DEFINITIONS:

1.1.1    "Owner":  Elkhorn Goldfields, Inc.

1.1.2 "Owner's Representative": Ian Berzins - Director, Elkhorn Mine or alternate appointee.

1.1.3    "Contractor":  Centennial Development Company

1.1.4    "Document" or "Contract":  this contract document.

1.2      CONTRACT DOCUMENT:

1.2.1    The document includes the following:
    o    Definitions, Information and Instructions
    o    Form of Tender
    o    Scope of Work & Technical Specifications
    o    General Terms and Conditions
    o    Qualifications and Assumptions
    o    Drawings

1.3      EXAMINATION OF THE DOCUMENT:

1.3.1 Centennial Development Company shall, before signing this contract, carefully examine the document in its entirety to satisfy himself as to the completeness of the document (as listed above in 1.2.1), site conditions and work requirements. Should discrepancies in or omissions to the document be found, or in doubt arise as to the meanings or requirements in the document, Contractor shall at once notify the Owner's representative. Clarifications will be provided by the Owner. Any addenda shall be part of the document.

1.4      WORK SCHEDULE:

1.4.1 Centennial Development Company should begin mobilization of equipment, materials and personnel on or before March 15, 2001 in a timely manner to begin work shortly thereafter.

1.5      MISCELLANEOUS OVERHEAD:

1.5.1 Centennial Development Company has made provision in his bid for the following and all miscellaneous services and costs:

1.5.2    Safety and first aid as required by MSHA & OSHA policies;

1.5.3    Temporary offices, warehousing, tool sheds, utilities and the like;

1.5.4 Construction of the lay-down, storage, shop and work areas, if necessary, as approved by Owner's Representative;

1.5.5    Transportation to and from the site.

1.6      PERMITS AND LICENSES:

1.6.1 With the exception that follows, the Owner shall procure all necessary permits and/or licenses required for contract work, and the contractor shall be bound by all terms and conditions of all such permits or licenses.


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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


1.6.2 Centennial Development Company shall ensure that he and all Subcontractors comply with all requirements of any federal, state or municipal Act, Bylaws or Regulation applicable to Centennial Development Company's or any Subcontractor's performance of Services governing responsibilities of employers. Centennial Development Company shall indemnify Elkhorn Goldfields, Inc. and save it harmless from and against all claims, demands, prosecutions or suits based on or arising out of Centennial Development Company's or any Subcontractor's failure to make the necessary returns or payment or other violation of such Act, Bylaws or Regulation and from and against any loss, damages, penalties, costs or expenses (including legal fees and disbursements or court costs) or liability therefore suffered or incurred by Elkhorn Goldfields, Inc. in respect thereto.

1.8      THE CONTRACT:

1.8.1 This contract must include a completed and signed section 2.0 "Form of Tender", which will become binding upon both parties when completely executed. The contract thus signed by both parties constitutes the entire agreement between the parties, and may be amended thereafter only by written consent of both parties.

1.9      INSURANCE:

1.9.1 Insurance coverages shall be in accordance with section 4.22, "General Terms and Conditions", unless otherwise amended by mutual, written consent of the parties.

1.10     PAYMENT:

1.10.1 The Owner will pay for work completed semi-monthly, provided that work for which a progress billing is submitted has been delivered to the Owner and approved by the Owner's Representative and the value of invoices accurately reflects the percentage of completion.

1.10.2 Items such as Surface Facilities that may be purchased by the Owner from Centennial Development Company will be assessed and negotiated upon completion of the Project.

1.11     EXTRA WORK, MATERIALS & Equipment Rates:

1.11.1 Labor and equipment for extra work as agreed to by the Owner and Centennial Development Company shall be paid, after acceptance by the Owner, at the rates specified in section 2.0, Article III. Materials will be paid at cost plus 10 percent. Approval by the Owner's Representative is required for materials exceeding $500 per purchase.

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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================




                                 FORM OF TENDER
                 BETWEEN CONTRACTOR AND ELKHORN GOLDFIELDS, INC.

THIS AGREEMENT, made in duplicate, as of the 26th day of January, in the year two-thousand-and-one.

BETWEEN:

         Centennial Development Company - "Contractor"
         3209 West  11925 South
         Riverton, Utah  84065

         (801) 253-8788

And

         Elkhorn Goldfields, Inc. - "Owner"
         P.O. Box 41
         Boulder, Montana  59632

         (406) 225-3562

Whereas the Owner has accepted the quoted rates as submitted by the Contractor to perform certain work known and described as:

         Elkhorn Mine - East Butte Development

Where-in-as the Contractor and the Owner in consideration of their respective promises and obligations herein, covenant and agree with each other as follows:


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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


ARTICLE I
---------

(A) The "Contract Document" is defined as Form of Agreement, Scope of Work and Responsibilities, and the General Terms and Conditions.

(B) For the purpose of this Contract, the "Owners Representative" referred to in the General Terms and Conditions and the other Contract Documents shall mean the Director or alternate appointee for Elkhorn Goldfields, Inc.

(C) The term "Work" shall mean "Work" as defined in Section 3, Scope of Work.

(D) If there is any discrepancy between drawings, then the latest detail issued for Construction Drawings shall govern and take precedence over all other drawings. In any event, the Contractor shall immediately advise the Owners Representative of any discrepancies in the Drawings or other Contract Documents before proceeding with the Work Affected.

ARTICLE II
----------

(A) The Contractor will provide all labor, equipment, and services as described and agreed upon under the Scope of Work and Responsibilities, and in accordance with the General Terms and Conditions.

(B) The Owner will provide all design drawings and services as described and agreed upon under the Scope of Work and Responsibilities, and in accordance with the General Terms and Conditions.

ARTICLE III
-----------

(A) The Owner, in consideration of, and as compensation for the satisfactory performance of the services herein, will compensate the Contractor at the following rates:




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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================





ARTICLE IV

(A) The Contractor shall use his best efforts and conduct the work to be performed herein as expeditiously as possible.

(B) This agreement shall commence on the 2nd day of February, 2001 and will be completed on or by the 31st day of December, 2001.

ARTICLE V

(A)      Elkhorn Goldfields, Inc. shall:

         (1) Make semi-monthly payments to the Contractor on account of the work performed as certified by the Owner's Representative, and

         (2) Upon Total Performance of the Work as certified by the Owner's Representative pay to the Contractor the unpaid balance of monies then due.

(B) Elkhorn Goldfields, Inc. will have the right to terminate the Contract without penalty with seven (7) days notice should the Contractor in Elkhorn Goldfields, Inc. sole opinion be unable to meet his commitments on this Contract. In the event of such as termination the Contractor will be compensated for his reimbursable costs incurred to the date of termination and for any other costs reasonable incurred as a result of such termination and agreed to by Elkhorn Goldfields, Inc.

(C) Elkhorn Goldfields, Inc will have the right to terminate this Contract for any Contractor default and in accordance with the General Terms and Conditions.




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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================






ARTICLE VI

(A) Elkhorn Goldfields, Inc. and the Contractor's Representatives, with respect to the implementation of the Contract are:

         Elkhorn Goldfields, Inc.:

         Ian Berzins
         Managing Director

         7 Maple Ridge Place
         St. Andrews, Manitoba
         Canada  R1A-2Y6

         (204) 339-8862


         Centennial Development Company:

         Peter M. Kuhn                      Chris Spross
         President                          Vice President

         131 Fielding Road                  3209 West  11925 South
         Lively, Ontario                    Riverton, Utah  84065
         Canada  P3Y-1L7

         (705) 866-5028                     (801) 253-8788

(B) The Contractor warrants that he has full power, license and authority to perform the operations required of it hereunder in the State of Montana.

(C) The Agreement, Scope of Work and Responsibilities, General Terms and Conditions form the entire Agreement between the parties. There are not understandings, representations, or warranties of any kind except as expressly set herein. No changes, alterations or modifications shall be effective unless in writing and signed by those persons designated for such purpose in writing by each of the parties.




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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================





IN WITNESS WHEREOF, the parties have duly executed this Agreement on the 2nd day of February, 2001.

SIGNED AND DELIVERED in the presence of:

THE OWNERS

ELKHORN GOLDFIELDS, INC.


     /s/  Ian Berzins
------------------------------
Ian Berzins - Managing Director




THE CONTRACTOR

CENTENNIAL DEVELOPMENT COMPANY
------------------------------

   /s/  Peter M. Kuhn
-------------------------------
Peter M. Kuhn - President


CENTENNIAL DEVELOPMENT COMPANY
------------------------------

  /s/  Chris Spross
-------------------------------
Chris Spross - Vice President




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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================



                  East Butte Development Project: Bid Schedule



------------------------------------------------------------------------------------------------------------------------------------
                                                                          UNIT PRICE     UNITS     APPROXIMATE          TOTAL AMOUNT
                                                                                                     QUANTITY
------------------------------------------------------------------------------------------------------------------------------------

PRELIMINARY WORK
    Mobilization of equipment, labor, temporary
    buildings, and materials.                                             $81,349.00      LS            1                $81,349.00
------------------------------------------------------------------------------------------------------------------------------------

DEVELOPMENT WORK
------------------------------------------------------------------------------------------------------------------------------------
    Collar portal and install gate                                        $16,408.98      LS            1                $16,408.98
------------------------------------------------------------------------------------------------------------------------------------
    Primary Access (10' wide x 12' high)
    with Spot Boltin                                                         $305.00      LFT           0                    0
------------------------------------------------------------------------------------------------------------------------------------
    Primary Access (10' wide x 12' high)                                     $367.00      LFT           0                    0
    with Pattern Bolting
------------------------------------------------------------------------------------------------------------------------------------
    Primary Access (10' wide x 12' high)
    with Standard Support                                                    $377.00      LFT          818              $308,386.00
------------------------------------------------------------------------------------------------------------------------------------
    Primary Access (10' wide x 12' high)                                     $390.00      LFT          400              $156,000.00
    with Full Support
------------------------------------------------------------------------------------------------------------------------------------
    Muckbays, drill stations, etc.
    (nominally 10' wide x 12' high)                                          $377.00      LFT          200               $75,400.00
------------------------------------------------------------------------------------------------------------------------------------
    Extra excavation in sumps                                                  $2.79      CFT         4000               $11,160.00
------------------------------------------------------------------------------------------------------------------------------------
    Secondary Access (10' wide x 10' high)
    with Spot Bolting                                                        $279.00      LFT           0                     $0.00
------------------------------------------------------------------------------------------------------------------------------------
    Secondary Access (10' wide x 10' high)
    with Pattern Bolting                                                     $335.00      LFT           0                     $0.00
------------------------------------------------------------------------------------------------------------------------------------
    Secondary Access (10' wide x 10' high)
    with Standard Support                                                    $343.00      LFT           0                     $0.00
------------------------------------------------------------------------------------------------------------------------------------
    Secondary Access (10' wide x 10' high)
    with Full Support                                                        $352.00      LFT          250               $88,000.00
------------------------------------------------------------------------------------------------------------------------------------
    Secondary Access (8' wide x 8' high)
    with Full Support                                                        $378.00      LFT          600              $226,800.00
------------------------------------------------------------------------------------------------------------------------------------
    Waste Hauling
    using 6 yard scooptram                                                     $3.73      CYD           0                     $0.00
------------------------------------------------------------------------------------------------------------------------------------
    Mats                                                                      $16.00     EACH         200                 $3,200.00
------------------------------------------------------------------------------------------------------------------------------------
    8 ft. Split-set in lieu of 5 ft. Split-set                                 $9.00     EACH         100                   $900.00
------------------------------------------------------------------------------------------------------------------------------------
    8 ft. resin bolt in lieu of 5 ft. Split-set                               $16.50     EACH         100                 $1,650.00
------------------------------------------------------------------------------------------------------------------------------------
    Raise (6' x 6') equipped with ladders
    (less than 70 degree slope)                                              $395.00     LFT          200                $79,000.00
------------------------------------------------------------------------------------------------------------------------------------
    Shotcrete                                                                $276.00     CYD          100                $27,600.00
------------------------------------------------------------------------------------------------------------------------------------
 5 ft. Split-set in raise                                                     $28.75     EACH         300                 $8,625.00
------------------------------------------------------------------------------------------------------------------------------------



                                                                               RATE      UNITS

EXTRA WORK
 ------------------------------------------------------------------------------------------------
    LABOR
 ------------------------------------------------------------------------------------------------
    Superintendent                                                          $45.00       /HOUR
------------------------------------------------------------------------------------------------
    Lead Miner                                                              $43.55       /HOUR
 ------------------------------------------------------------------------------------------------
    Miner                                                                   $41.43       /HOUR
 ------------------------------------------------------------------------------------------------
    Mechanic                                                                $39.13       /HOUR
 ------------------------------------------------------------------------------------------------
    Electrician                                                             $40.54       /HOUR
 ------------------------------------------------------------------------------------------------
    Operator                                                                $35.10       /HOUR
 ------------------------------------------------------------------------------------------------
    Laborer                                                                 $29.61       /HOUR
 ------------------------------------------------------------------------------------------------
    EQUIPMENT
 ------------------------------------------------------------------------------------------------
    2 boom Jumbo                                                            $82.00       /HOUR
 ------------------------------------------------------------------------------------------------
    13 Ton Truck                                                            $42.00       /HOUR
 ------------------------------------------------------------------------------------------------
    6 yard scooptram                                                        $90.00       /HOUR
 ------------------------------------------------------------------------------------------------
    3.5 yard scooptram                                                      $46.00       /HOUR
 ------------------------------------------------------------------------------------------------
    2 yard scooptram                                                        $36.00       /HOUR
 ------------------------------------------------------------------------------------------------
    Surface Loader                                                          $36.00       /HOUR
 ------------------------------------------------------------------------------------------------
    Scissor Lift                                                            $25.00       /HOUR
 ------------------------------------------------------------------------------------------------
    Jackleg/Stoper Drills                                                    $5.00       /HOUR
 ------------------------------------------------------------------------------------------------
    600kW Genset                                                            $54.00       /HOUR
 ------------------------------------------------------------------------------------------------
    825 CFM Electric Compressor                                             $17.00       /HOUR
 ------------------------------------------------------------------------------------------------
    Alimak                                                                  $25.00       /HOUR
-------------------------------------------------------------------------------------------------
PROJECT COMPLETION WORK
 De-mobilization of equipment, lar,
 temporary buildings, and materials.                                    $53,536.00      LS        1                    $53,536.00
------------------------------------------------------------------------------------------------------------------------------------






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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================



MONTHLY INTERNAL RENTAL RATES
(includes O/H and Margin)


                                  75% - 100% Operating              50% - 75% Operating               0% - 50% Operating

Jumbo                                              $11,400.00                        $7,500.00                         $5,000.00
3.5yd Scooptram                                     $8,322.00                        $6,242.00                         $4,161.00
2yd Scooptram                                       $4,560.00                        $3,420.00                         $2,280.00
Truck                                               $5,700.00                        $4,275.00                         $2,850.00
Jacklegs                                              $143.00                          $107.00                            $72.00
Anfo Loader                                            $44.00                           $33.00                            $22.00
Fans                                                  $428.00                          $321.00                           $214.00
Electric Pumps                                        $400.00                          $300.00                           $200.00
Air Pumps                                             $171.00                          $128.00                            $86.00
Shop Equipment                                        $285.00                          $214.00                           $143.00
Office Equipment                                      $171.00                          $128.00                            $86.00









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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


SCOPE OF WORK & TECHNICAL SPECIFICATIONS

3.1      PROJECT SUMMARY & Schedule:

3.1.1 The Project is located northeast of Boulder, Montana at an elevation of approximately 6300 feet above sea level and is reached by approximately 20 miles of paved and dirt roads after leaving Interstate 15 at the Boulder Exit.

3.1.2 Roads to within 500 feet of the project site are maintained by Jefferson County.

3.1.3 Over-the-road trailer trucks can drive to within 500 feet of the project site.

3.1.4 Only 110/220 volt commercial electric power is available at the site. Contact Montana Power Company at (406) 443-8966 for details.

3.1.5 Culinary water is not available at the site: however, a source of surface water is available.

3.1.6 The work will consist of approximately 1218 feet of 10 feet wide by 12 feet high access drift with muck-bays, sumps, and approximately 250 feet of secondary access. A 200 foot raise may be driven upon completion of the access drift. The raise is to be considered optional work at the discretion of the owner. However, a minimum of one month's advance notice will be given to the Contractor if the raise will be included in the work.

3.1.7 Work is expected to commence on or before 15 March 2001 and continue at a rate of approximately 20 feet per day, working five days per week.

3.1.8 Additional development work and ore production is contemplated but not included in this scope-of-work.

3.2      SAFETY CONSIDERATIONS:

3.2.1 The contractor agrees to follow MSHA regulations and safety regulations set forth by Elkhorn Goldfields, Inc. during the entire Project.

3.2.2 The contractor will be responsible for providing safety training to contractor personnel.

3.2.3 The contractor will be responsible for providing mine rescue capability in accordance with 30 CFR, Part 49.

3.3      SURFACE BUILDINGS, FACILITIES, AND OTHER SERVICES TO BE PROVIDED BY
         CONTRACTOR:

3.3.1 Shop, warehouse, office, compressors, power generators, portal heater, fuel tanks as required. The contractor will be expected to generate enough additional power for an underground core drill.

3.3.2    Communications, transportation, first aid, mine lamps, self rescuers.

3.3.3 Off-site garbage disposal, water and sanitary facilities, dry facilities as required.


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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


3.3.4 The contractor will be expected to generate enough additional electricity to power an underground core drill drawing approximately 60 Kw. The drill will operate from the muckbays shown in the Preliminary Development Plan. Drilling is expected to begin when the ramp is about half complete.

3.4      CONTRACTOR'S U/G MINING EQUIPMENT

3.4.1    13 to 16 ton class truck(s).

3.4.2    3.5 yard to 5 yard class loader(s).

3.4.3    Single or twin-boom jumbo(s).

3.4.4    Bolting equipment.

3.4.5    Support equipment as needed.

3.4.6    Fan adequate for the equipment in-use and for the length of drift.

3.4.7 One active and one spare Flygt 13 hp high head pump or equivalent and miscellaneous small pumps.

3.5      U/G SERVICES CARRIED WITH DEVELOPMENT HEADINGS:

3.5.1 Properly sized ventilation duct and/or vent bag in primary and secondary access.

3.5.2 One of each to be installed in primary access headings: 4" schd. 10 compressed air line, 2" schd. 10 drill water line, 4" schd. 10 discharge water line. Pipe to become property of Elkhorn Goldfields, Inc. upon completion of the work.

3.5.3 Power cable for fans, pumps, electric jumbo (if needed), and core drill (owned and operated by others).

3.6      PORTAL

3.6.1    The Owner shall excavate the portal site back to bedrock.

3.6.2 The Contractor shall not remove or damage any trees around the portal site.

3.6.3    The Contractor shall square-up, bolt, and screen the portal face.

3.6.4 The Contractor shall construct, install, and maintain a secure locking gate on the portal.

3.7      PRIMARY DEVELOPMENT

3.7.1    Main decline dimensions: 10 feet wide x 12 feet high to center of arch.

3.7.2 Approximate horizontal length: 622 feet at a -15% grade and 596 feet at a -1% grade.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


3.7.3. The Owners Representative and Contractor will decide together on the proper ground control system to be used, based on ground conditions. The footage break-down by ground support type as listed in Article III, Part B is to be considered an estimate; actual footage will depend on conditions encountered. Full support will include 5' Split-Sets on a 3' x 3' bolting pattern with chainlink in the back and down the ribs to 6' above the sill. Standard support will include, 5' Split-Sets on a 3' x 3' pattern with screen in the back, extending only from springline to springline. Pattern bolting will include 5' Split-Sets on 3' x 3' centers in the back extending from springline to springline. Spot bolting will be with 5' Split-Sets as agreed between the Owner and Contractor. Payment per foot of decline will be as bid in Article III, Part B.

3.7.4 Additional ground support is anticipated at intersections or in poor ground as agreed between the Owner's Representative and Contractor. 8' Split-Sets or 8' resin bolts may be substituted for 5' Split-Sets in the standard 3' x 3' bolting pattern and will be paid per bolt. Mats may be added and will be paid per mat. Shotcrete, if required, will be paid by the cubic yard. Mats, shotcrete, or 8' bolts in lieu of 5' bolts will be paid as bid in Article III, Part B. (Note that additional ground support costs are paid in addition to the footage cost in
         Section 3.7.3).

3.7.5 Bad ground is anticipated between 500 and 600 feet from the portal. Methods and means of drilling and blasting, including short rounds in bad ground, may be specified by the Owner's Representative.

3.7.6 Muck bays: 10' wide x 12' high x 40' long (length measured from rib of decline, grade to be flat for first 25 feet) at approximately 300 foot intervals. Support will depend on ground conditions encountered.

3.7.7 Sumps will be designed to suit water conditions encountered and be paid by the cubic foot of excavation.

3.8      SECONDARY RAMP DEVELOPMENT

3.8.1 At least 2 stope access ramps 50' to 100' long each 10' wide x 10' high at +/- 20%.

3.8.2 The Owners Representative and Contractor will decide together on the proper ground control system to be used, based on ground conditions. The footage break-down by ground support type as listed in Article III, Part B is to be considered an estimate; actual footage will depend on conditions encountered. Full support will include 5' Split-Sets on a 3' x 3' bolting pattern with chainlink in the back and down the ribs to 6' above the sill. Standard support will include, 5' Split-Sets on a 3' x 3' pattern with screen in the back, extending only from springline to springline. Pattern bolting will include 5' Split-Sets on 3' x 3' centers in the back extending from springline to springline. Spot bolting will be with 5' Split-Sets as agreed between the Owner and Contractor. Payment per foot of decline will be as bid in Article III, Part B.

3.8.3 Additional ground support is anticipated at intersections or in poor ground as agreed between the Owner's Representative and Contractor. 8' Split-Sets or 8' resin bolts may be substituted for 5' Split-Sets in the standard 3' x 3' bolting pattern and will be paid per bolt. Mats may be added and will be paid per mat. Shotcrete, if required, will be paid by the cubic yard. Mats, shotcrete, or 8' bolts in lieu of 5' bolts will be paid as bid in Article III, Part B. (Note that additional ground support costs are paid in addition to the footage cost in
         Section 3.8.2).



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


3.8.4 Bad ground is anticipated in the secondary development heading leaving the primary ramp at 251.9 feet in from the portal. Methods and means of drilling and blasting, including short rounds in bad ground, may be specified by the Owner's Representative.

3.9      MUCK HAULAGE

3.9.1 Ore and waste will be hauled on surface by the Contractor to locations designated by the Owner's Representative. Surface ore and waste piles will be located 500 to 750 feet from the portal.

3.10     RAISE DEVELOPMENT (OPTIONAL WORK)

3.10.1 A 6' x 6' raise approximately 200 feet long will be driven at approximately a 68 degree slope from the 6300 level to surface. The exact location will be determined based on ground conditions and drilling results.

3.10.2 The raise will be equipped with ladders and serve as an escapeway and ventilation raise. Bolting with 5' Split-Sets is likely and will be paid as bid in Article III, Part B.





================================================================================
CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.0      GENERAL TERMS AND CONDITIONS

4.1      DEFINITIONS

4.1.1 "Agreement" means the memorandum of agreement to which these General Terms and Conditions are attached, executed by Elkhorn Goldfields, Inc and Centennial Development Company whereby the Contract came into existence.

4.1.2 "Article" means the Paragraph or Paragraphs grouped under a heading called an "Article"

4.1.3 "Changes" means additions, deletions or other revisions to the Work within the general scope of the Contract.

4.1.4 "Contemplated Change Notice" means a written request prepared by Elkhorn Goldfields, Inc.

4.1.5 "Contract" is the agreement between the Parties to perform their respective duties, responsibilities and obligations as prescribed in the Contract Documents and represents the entire agreement between the Parties.

4.1.6 "Contract Change Order" means a written confirmation prepared and executed by Elkhorn Goldfields, Inc. and Centennial Development Company evidencing a modification to the Contract.

4.1.7 "Contract Documents" means the Agreement, these General Terms and Conditions, Special Terms and Conditions, the Drawings and Specifications, The Qualifications and Assumptions, and any other documents incorporated by reference in any of the foregoing.

4.1.8    "Contractor" means Centennial Development Company.

4.1.9 "Contract Price" means the total amount of compensation payable under the Contract to Centennial Development Company for the Services and shall include any additions or reductions established or agreed upon from time to time as provided herein.

4.1.10 "Contract Time" means the time or times stipulated in the Contract Documents for completion of the Work.

4.1.11 "Dispute" means a difference between the Parties as to the interpretation, application, administration of the Contract or the amount of compensation to which Centennial Development Company is entitled.

4.1.12 "Drawings" means the drawings designated by Elkhorn Goldfields, Inc. illustrating all or part of the Work.

4.1.13 "Effective Date" means the date stated in the Agreement when the Contract becomes effective.

4.1.14 "Field Work Instruction" means a written instruction varying the Contract requirements, issued by Elkhorn Goldfields, Inc.'s Representative and accepted by Centennial Development Company.

4.1.15 "General Terms and Conditions" means these terms and conditions attached to the Agreement and forming part of the Contract Documents.



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                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.1.16 "Materials" means the materials, apparatus, and equipment that are by this Contract to be procured, erected, installed or placed or otherwise incorporated into the Work.

4.1.17 "Paragraph" means the part of the text of these General Terms and Conditions following a separate and distinct number.

4.1.18   "Party" means Elkhorn Goldfields, Inc. or Centennial Development
         Company.

4.1.19 "Services" means the supply of labor, materials, and construction materials required to complete the Work.

4.1.20 "Subcontract" means a contract between Centennial Development Company and any Subcontractor or between any Subcontractor and any other Subcontractor.

4.1.21 "Subcontractor" means any person or entity, including suppliers of materials and construction materials, with whom Centennial Development Company or any other person or entity, has a contract for part of the Services.

4.1.22 "Unit Price" means the cost of Services for a unit established by Centennial Development Company's quote or elsewhere in the Contract Documents and shall include all materials, construction materials, labor, equipment, delivery, handling, overhead and profit, and all duties and taxes applicable.

4.1.23 "Work" means the total facilities constructed pursuant to the Contract Documents.

4.1.24 "Work Papers" means all Specifications, Drawings, diagrams, sketches, surveys, designs, studies and reports, models and manufacturers' guarantees and other documents, information and data pertaining to the Work or any part thereof and any amendments thereto, whether originating with Elkhorn Goldfields, Inc. or generated, made or acquired by Centennial Development Company or a Subcontractor or any of their employees.

4.1.25 All of the foregoing definitions shall apply to all of the Contract Documents unless specified to the contrary or unless they are inappropriate in the context.

4.4      CHANGES

4.4.1 Without invalidating the Contract, Elkhorn Goldfields, Inc. may make Changes, and the Contract Price and Contract Time shall be adjusted accordingly by Elkhorn Goldfields, Inc. issuance to Centennial Development Company of either:

         i.  Field Work Instruction, confirmed by a Contract Change Order;

         ii. Or, Contract Change Order.

4.4.2 Where the Change is authorized by a Field Work Instruction, Centennial Development Company, upon acceptance of the Field Work Instruction shall forthwith supply Services to effect the Change.

4.4.3 Elkhorn Goldfields, Inc. may also initiated a Change by its issuance to Centennial Development Company a Contemplated Change Notice. Subject to Paragraph 4.4.7, where the Change is initiated by a Contemplated Change Notice, Centennial Development Company shall not supply Services relating to the Changes until advised either orally by Elkhorn Goldfields, Inc.'s Representative or in writing by a Contract Change Order.

4.4.4 Subject to Paragraph 4.4.7, any increase or decrease in the Contract Price or alteration in the Contract Time resulting from a Change shall


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                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
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         not be made until a Contract Change Order describing the Change and the price increase or decrease in connection with this Change is signed by Centennial Development Company and Elkhorn Goldfields, Inc. Centennial Development Company shall keep accurate records of quantities, or costs, and present an account of the costs of the Change together with vouchers where applicable.

4.4.5 The method of valuing an increase or decrease to the Contract Price in respect of a Change shall be determined by one of the following methods as mutually agreed by the Parties:
         i.       Estimate and acceptance in a lump sum;
         ii. Unit Prices set out in the Contract or subsequently agreed upon;
         iii.     Or, cost and a fixed or a percentage fee.

4.4.6 Subject to Paragraph 4.4.3, the method of valuing an increase or decrease in the Contract Price shall be agreed to by Elkhorn Goldfields, Inc. and Centennial Development Company before Centennial Development Company proceeds with the Change.

4.4.7 If the method of valuing an increase or decrease in the Contract Price cannot be promptly agreed upon and the Changes is, in Elkhorn Goldfields, Inc.'s opinion, required to be proceeded with, then Elkhorn Goldfields, Inc will issue a written authorization for the Change setting out the method of valuation and, setting out Elkhorn Goldfields, Inc.'s valuation of the alteration in Contract Price.

4.4.8 Such authorization shall be subject to final determination in the manner set out in Article 4.8. Pending final determination of such method and value, Elkhorn Goldfields, Inc will include the increase or decrease in Contract Price based on Elkhorn Goldfields, Inc.'s value with the Progress Payment Statement.

4.5      CONTRACTOR'S KNOWLEDGE OF CONDITIONS

4.5.1 Centennial Development Company represents that, prior to the Effective Date, they have:

         i. Had an opportunity to, and have carefully examined, the Site, its surroundings, the local conditions, and the Drawings and Specifications;
         ii. Made all investigations essential to al full understanding of the difficulties which may be encountered in his providing Services;
         iii. And sufficient equipment, experience, and forces to provide Services in accordance with the Drawings, Specifications and the other terms of the Contract within the Contract Time.

4.6      CHANGED CONDITIONS

4.6.1 If after the Effective Date, Centennial Development Company encounters difficulties not specified in Section 3.0 or in the Contract Documents, Centennial Development Company shall notify Elkhorn Goldfields, Inc.'s Representative of such conditions immediately. Elkhorn Goldfields, Inc.'s Representative shall thereupon promptly investigate the conditions and if Elkhorn Goldfields, Inc. is satisfied that they materially differ from those indicated in the Contract Documents, Elkhorn Goldfields, Inc. shall make a Change to allow for such conditions in accordance with the procedure for the Changes set out herein.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================




4.7      ELKHORN GOLDFIELDS, INC.'S REPRESENTATIVE'S RIGHTS AND DUTIES

4.7.1 Elkhorn Goldfields, Inc.'s Representative shall administer, on Elkhorn Goldfields, Inc.'s behalf, the day to day services on the Site, and in this regard shall act on Elkhorn Goldfields, Inc.'s behalf on the following matters:
         i.       Monitoring of the Services pursuant to the Contract;
         ii. The coordination of the Services with the Services of other contractors and Elkhorn Goldfields, Inc.'s other operations;
         iii. The organization and control of the Site including access to and use thereof.

4.7.2 The appointment of Elkhorn Goldfields, Inc.'s Representative pursuant to Paragraph 4.7.1 shall in no way detract from or affect the responsibility of Centennial Development Company.

4.7.3 Subject only to the Protest Procedure provided herein, Centennial Development Company shall forthwith comply with the directions, decisions, and requirements of Elkhorn Goldfields, Inc.'s Representative in respect of all matters outlined in this Article 4.7 and elsewhere in the Contract Documents. With respect to any matter within the scope of Elkhorn Goldfields, Inc.'s Representative's duties, Centennial Development Company may not rely on communications from any person other than Elkhorn Goldfields, Inc.'s Representative or his authorized delegate.

4.7.4 Nothing herein shall detract from Centennial Development Company's sole responsibility and right to direct and supervise his personnel and Elkhorn Goldfields, Inc.'s Representative may not, except where specifically provided herein, interfere with or issue instructions to Centennial Development Company's personnel.

4.8      PROTEST PROCEDURE

4.8.1 Within a reasonable time after a Dispute arises, Elkhorn Goldfields, Inc.'s Representative shall make an initial determination and shall notify Centennial Development Company of such determination thereof. Notwithstanding any such Dispute, Centennial Development Company will supply Services affected by such Dispute if requested to do so by Elkhorn Goldfields, Inc.'s Representative.

4.8.2 Any determination made by Elkhorn Goldfields, Inc.'s Representative pursuant to Paragraph 4.8.1 will be final and shall not form the basis of any subsequent claim by either Party unless the Centennial Development Company within thirty (30) days following the day on which Elkhorn Goldfields, Inc.'s Representative notified Centennial Development Company of such determination, delivers to Elkhorn Goldfields, Inc.'s Representative a written protest stating clearly and in detail the basis thereof and the probable extent and value of the amount affected by the Dispute and identifying the relevant provisions of the Contract Documents.

4.8.3 Elkhorn Goldfields, Inc.'s decision and response to the written Dispute outlined in Paragraph 4.8.2 shall be transmitted to Centennial Development Company in writing within fourteen (14) days of Elkhorn Goldfields, Inc.'s Representative receiving the said notice described in Paragraph 4.8.2.

4.8.4 Pending settlement of the Dispute, Elkhorn Goldfields, Inc.'s Representative will give such instructions as, in its opinion, are necessary for the Services and to prevent delays. The Parties shall act immediately according to such instructions, it being understood that by so doing neither Party will jeopardize any claim it may have against the other. Centennial Development Company shall abide by such instructions but if not satisfied with them, may pursue any rights which he feels entitled to pursue but only after completion of all of the Work.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================

4.9      SUPERVISION AND REPRESENTATION

4.9.1 Centennial Development Company shall ensure that the Services are carried on at all times under competent and adequate supervision acceptable to Elkhorn Goldfields, Inc.'s Representative's. Supervision shall not be altered without Elkhorn Goldfields, Inc.'s prior approval unless alterations are unavoidable for reasons beyond Centennial Development Company's control.

4.9.2 Centennial Development Company shall have on the Site during the performance of the Services, a competent representative designated as such to Elkhorn Goldfields, Inc.'s Representative. Such representative shall have full authority to act for and on behalf of Centennial Development Company. Communications to, statements by, and acts of, such representative shall be deemed to be communications, statements or acts, to, by, and of Centennial Development Company.

4.9.3 Except in emergencies and situations where it is not practical, Elkhorn Goldfields, Inc.'s Representative shall give instructions and directions pertaining to the work only to Centennial Development Company's Representative. Centennial Development Company's Representative will then direct the work.

4.10     SUBCONTRACTORS

4.10.1 Centennial Development Company agrees to preserve and protect the rights of the Parties with respect to Services performed by a Subcontractor.

4.10.2 Centennial Development Company agrees to employ those Subcontractors proposed by him in writing and accepted by Elkhorn Goldfields, Inc. at the Effective date.

4.10.3 Elkhorn Goldfields, Inc. may, in its sole discretion, object to the use of a proposed Subcontractor and require Centennial Development Company to employ another Subcontractor.

4.10.4 If Elkhorn Goldfields, Inc. requires a change from a proposed Subcontractor pursuant to Paragraph 4.10.3, the Contract Price shall be adjusted by the difference in cost occasioned by such change.

4.10.5 Each Subcontract shall provide that the Subcontractor will comply with direct instructions from Elkhorn Goldfields, Inc.'s Representative when Elkhorn Goldfields, Inc.'s Representative considers that an emergency exists or a question of safety is involved or in respect of matters having to do with access to, control or security of the Site or the safety or security of property or persons.

4.10.6 Elkhorn Goldfields, Inc. shall provide to a Subcontractor, such information effecting the Contract as is required by law.

4.10.7 Nothing contained in the Contract Documents shall create a contractual relationship between a Subcontractor and Elkhorn Goldfields, Inc.

4.11     CONTRACTOR'S RESPONSIBILITY FOR SURVEYING AND CONNECTING WORK

4.11.1 Unless agreed otherwise, Elkhorn Goldfields, Inc. will establish and maintain survey control within the work site. This will include setting sights or grade-poles at reasonable intervals. Centennial Development Company will be responsible for proper use of sights or grade-poles to mark the face and maintain line and grade in the headings.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.11.2 Centennial Development Company shall carefully check for correctness and suitability, all lines, grades and elevations before proceeding with its Services. If any faults or problems exist, Centennial Development Company shall notify Elkhorn Goldfields, Inc.'s Representative immediately and shall not proceed until such faults or problems are resolved. If Centennial Development Company proceeds without resolution having been made, the work shall be without expense to Elkhorn Goldfields, Inc. or alteration in the Contract Price.

4.12     SAFETY

4.12.1   After the Effective Date, Centennial Development Company shall:
         i. Ensure that neither he nor any Subcontractor nor any of his or their agents or employees shall do, commit, or permit any act which is likely to endanger the health or safety of any person or which contravenes any safety rule or regulation applicable to the Site and the Work, whether such rules and regulations are established by Elkhorn Goldfields, Inc. or exist as a matter of law;
         ii. Take such precautions that are in Elkhorn Goldfields, Inc.'s opinion, necessary to ensure the safety and health of person on or adjacent to the Site or to comply with the aforesaid rules and regulations.

4.12.2 Prior to the commencement of the Work, Centennial Development Company and Elkhorn Goldfields, Inc. will review Centennial Development Company's Standard Safety Procedures and establish a comprehensive set of Safety Procedures. Centennial Development Company shall perform the Services in accordance with such established Safety Procedures and in particular, shall ensure that:
         i.       No alcohol or drugs are brought on the Site;
         ii. No Services are performed by anyone while under the influence of alcohol or drugs;
         iii. The guarding procedures are in place before any operation involving blasting begins.

4.13     CENTENNIAL DEVELOPMENT COMPANY'S USE OF SITE TO BE CONFINED WITHIN
         LIMITS

4.13.1 Centennial Development Company shall confine all work, storage, and activities of employees to the limits indicated by Elkhorn Goldfields, Inc.'s Representative.

4.14     OVERTIME

4.14.1 Overtime costs including wage premium paid to Centennial Development Company employees, additional taxes, insurance, and overhead shall be at Centennial Development Company's expense.

4.15     COMPLIANCE WITH APPLICABLE LAWS, RESPONSIBILITY FOR PERMITS AND
         LICENSES

4.15.1 Centennial Development Company shall ensure that he and all Subcontractors comply with all requirements of any federal, state, or municipal Act, Bylaw or Regulation applicable to Centennial Development Company's or any Subcontractor's performance of Services governing responsibilities of employers. Centennial Development Company shall indemnify Elkhorn Goldfields, Inc. and save it harmless from and against all claims, demands, prosecutions or suits based on or arising out of Centennial Development Company's or any Subcontractor's failure to make the necessary returns or payment or of other violation of such Act, Bylaw or Regulation and from and against any loss, damages, penalties, costs or expenses ((including legal fees and disbursements or court costs) or liability therefore suffered ot incurred by Elkhorn Goldfields, Inc. in respect thereto.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.16     PERSONNEL

4.16.1 In the performance of the Services, Centennial Development Company shall employ and shall cause Subcontractors to employ on the Site only personnel who are fit, competent, and adequately skilled to perform the Services in a satisfactory manner.

4.16.2 Any Centennial Development Company employee deemed by Elkhorn Goldfields, Inc. to be working in an unsafe or illegal manner shall be removed from the property by Centennial Development Company's on-site supervisor immediately upon notification of such from Elkhorn Goldfields, Inc.'s Representative.


4.17     MATERIALS

4.17.1 All Materials shall be new and of first quality and condition unless otherwise agreed to by Elkhorn Goldfields, Inc. prior to the materials being brought on-site.

4.18     TITLE

4.18.1 Title to all Materials installed on-site shall belong to Elkhorn Goldfields, Inc. unless otherwise agreed to in writing. This includes, but is not limited to pipe and ground support materials.

4.19     WORKMANSHIP

4.19.1 Centennial Development Company's workmanship shall be equal to the best quality customarily prevailing in the mining industry.

4.20     CLEANUP

4.20.1 Centennial Development Company shall keep the Site and the Work clean as the Services progress, removing debris from the Site at least weekly.

4.20.2   When the Work is finished, Centennial Development Company shall:
         i. Remove all construction Materials and all surplus Materials (which he shall be entitled to remove and the title to which shall revert to him upon such removal) and all rubbish and waste;
         ii. Leave the Site, the Work, and adjacent areas in a neat and orderly condition, free and clear of all obstructions and hindrances.

4.20.3 If Centennial Development Company refuses or neglects to comply with the provisions of this Article 4.26, Elkhorn Goldfields, Inc. may rectify the default at Centennial Development Company's expense.

4.21     CENTENNIAL DEVELOPMENT COMPANY'S RESPONSIBILITY FOR THE WORK

4.21.1 Centennial Development Company shall complete the Work for acceptance by Elkhorn Goldfields, Inc. in an undamaged condition notwithstanding that any damage may occur to it prior to Elkhorn Goldfields, Inc. acceptance.

4.21.2 The restoration of any damaged part of the Work is Centennial Development Company's responsibility and shall be considered included in the Contract Price.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.22     INSURANCE

4.22.1 Prior to commencement of any work under this Contract and until completion and final acceptance of the Work, Centennial Development Company shall, at its sole expense, maintain the following Insurance on its own behalf, and furnish to Elkhorn Goldfields, Inc., Certificate(s) of Insurance evidencing the same and reflecting the effective and expiration dates of such coverage as follows:
         i. Workers Compensation and Occupational Disease Insurance in accordance with the applicable law or laws;
         ii. Comprehensive General Liability/Excess Umbrella Liability with a combined Bodily Injury and Property Damage limit of Two Million Dollars ($2,000,000).
         iii. Comprehensive Automobile Liability Insurance covering the use of all owned, non-owned, and hired vehicles with Bodily Injury and Property Damage Limit of One Million Dollars ($1,000,000).

4.22.2 It is further understood that such insurance is to be primary and any insurance maintained by Elkhorn Goldfields, Inc. is excess and non-contributory.

4.22.3 The carrying of the insurance described shall in no way be interpreted as relieving Centennial Development Company of any responsibility of liability under this Contract.

4.22.4 All insurance where permissible, shall include Elkhorn Goldfields, Inc. and all other indemnities named in the Contract as Additional Insured.

4.22.5 Should Centennial Development Company engage a Subcontractor, the same conditions will apply under this Contract to each Subcontractor.

4.23     PROTECTION OF MATERIALS AND CONSTRUCTION MATERIALS

4.23.1 Centennial Development Company shall be responsible for ensuring that the Materials are delivered to the Site in good condition and remain in good undamaged condition until incorporated into the Work and shall be responsible for replacing damaged, lost or stolen Materials. Materials provided by Elkhorn Goldfields, Inc. or others and which are to be erected, installed, placed or otherwise incorporated into the Work by Centennial Development Company, shall be the responsibility of Centennial Development Company from the time such Materials are off-loaded at the Site. Centennial Development Company shall be responsibility for replacing or repairing any such Materials that may be damaged, lost or stolen after their arrival at the Site.

4.23.2 Centennial Development Company will be the responsible for protecting the Construction Materials from damage, loss or theft.

4.24     INDEMNIFICATION

4.24.1 Centennial Development Company shall indemnify Elkhorn Goldfields, Inc. and save it harmless from and against all claims, demands, prosecutions or suits based on arising out of any acts or omissions of Centennial Development Company or of any Subcontractor or of their employees or agents or on or out of the Services and the Work not being performed or not provided as required by the Contract, and from and against any loss, damages, penalties, costs or expenses (including any court costs and any legal fees or expenses) or liability therefore, suffered or incurred by Elkhorn Goldfields, Inc. in respect thereto.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================


4.25     CONFIDENTIAL TREATMENT OF WORK

4.25.1 No photographs of the Site or any portion of the Work will be permitted without prior approval.

4.25.2 No press or publicity release respecting the Contract Services, Work, or the Project will be permitted without Elkhorn Goldfields, Inc.'s prior approval.


4.26     PAYMENT

4.26.1 Centennial Development Company shall be entitled to receive monthly progress payments during the performance of the Services equal to the value of the Services completed less the amount of progress payments previously claimed.

4.26.2 Progress Payments shall be made by Elkhorn Goldfields, Inc. on or before the fifteenth (15) day following receipt of invoice.

4.26.3 Payment of any portion of the Contract Price at any time shall not be any evidence of acceptance by Elkhorn Goldfields, Inc. of any of the Work nor constitute a waiver of any right to remedy.

4.26.4 Progress Payments or a portion thereof otherwise due may be withheld by Elkhorn Goldfields, Inc. for any of the following reasons:
         i. Defective Materials or workmanship not remedied at the date when a progress payment is due;
         ii. Claims against Elkhorn Goldfields, Inc. by third parties for which as between Centennial Development Company and Elkhorn Goldfields, Inc., Centennial Development Company is responsible;
         iii.     Failure to comply with terms of the contract.

         When the reason for withholding a progress payment is removed, Elkhorn Goldfields, Inc. shall promptly make the withheld payment.

4.27     LIENS

4.27.1 Centennial Development Company shall indemnify Elkhorn Goldfields, Inc. and save it harmless from and against all claims, demands, prosecutions, or suits involving a claim or claims for compensation for services, labor or materials furnished to or employed in connection with or for the completion of the Work, and from and against all liens upon the real or personal property of Elkhorn Goldfields, Inc. arising out of such services, labor or materials whether before or after completion of the Work, and against any loss, damages, penalties, costs or expenses (including any court costs and any legal fees or expenses) or liabilities therefore suffered or incurred by Elkhorn Goldfields, Inc. in respect thereto and shall ensure that the said properties are kept free and clear of all liens or encumbrances arising from the performance of the Services.

4.28     ASSIGNMENT

4.28.1 Centennial Development Company shall not assign the Contract nor any part thereof without the prior written consent of Elkhorn Goldfields, Inc., which consent may be arbitrarily withheld.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
================================================================================

4.29 ELKHORN GOLDFIELDS, INC.'S RIGHT TO TERMINATE CENTENNIAL DEVELOPMENT COMPANY'S RIGHT TO PROCEED WITH THE WORK

4.29.1 At any time Elkhorn Goldfields, Inc. may terminate Centennial Development Company's right to proceed with its Services on all or any part of the Work, If:
         i. Centennial Development Company refuses or neglects to supply sufficient and properly skilled workmen, Materials or proper quality or Quantity or Construction Materials necessary for the efficient performances of his Services;
         ii. Centennial Development Company fails to comply with the requirements of this Contract;
         iii. Centennial Development Company becomes insolvent, permits any act of bankruptcy, makes a general assignment for the benefit of his creditors or is adjudged bankrupt;
         iv. A receiver, trustee or liquidator is appointed to administer any of the property or income of Centennial
                  Development Company;
         v. Centennial Development Company demonstrates an inability or unwillingness to make prompt payment to his employees, agents or Subcontractors; or
         vi. Conditions should arise which, in the opinion of Elkhorn Goldfields, Inc. make it advisable or desirable in the interest of Elkhorn Goldfields, Inc. and its operators to terminate Centennial Development Company's right to proceed with his Services on all or any part of the Work.

4.29.2 Elkhorn Goldfields, Inc.'s right to terminate Centennial Development Company's right to proceed with his services on all or any part of the Work shall accrue on the happening of any of the events specified in Paragraph 4.41.1 and shall be effected upon Elkhorn Goldfields, Inc.'s giving to Centennial Development Company forty-eight (48) hours notice of Elkhorn Goldfields, Inc.'s intention to terminate. Elkhorn Goldfields, Inc. may specify in such notice the event causing such right to terminate, the manner in which such termination shall take place and the effective time of such termination which time shall be no sooner than forty-eight (48) hours after delivery of the said notice to Centennial Development Company.

4.30     ARBITRATION

4.30.1 With the approval of both Parties, any dispute arising under the Contract and not settled by the Protest Procedure in Article 4.8, may be arbitrated. Unless otherwise agreed by the Parties, the dispute may be submitted to a three-man board of arbitration in accordance with the arbitration law of the state in which the site is located, and no such arbitration shall take place until after the completion of the work.

4.31     LAW OF THE CONTRACT

4.31.1 The Contract shall be interpreted in accordance with and its administration and performance governed by the laws of the jurisdiction in which the Site is located.

4.32     NOTICES

4.32.1 Any communication hereunder shall be deemed to have been made effectively if it is put in writing and delivered in the case of communications by Centennial Development Company to Elkhorn Goldfields, Inc.'s Representative and in the case of communications by Elkhorn Goldfields, Inc. to Centennial Development Company's designated representative on the Site.



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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
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5.0      DRAWINGS

5.1      Elkhorn Goldfields, Inc. - Site Map:  East Butte Mine

5.2      Elkhorn Goldfields, Inc. - Development Plan:  East Butte Mine





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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL NO. 01-008

                                                        ELKHORN GOLDFIELDS, INC.
                                                 EAST BUTTE DEVELOPMENT CONTRACT
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QUALIFICATIONS AND ASSUMPTIONS


1. Prices do not include any State of Federal tax. These taxes, if applicable, will be shown as a separate line item on the bottom of each invoice.

2.       Prices are based on a single heading advance rate.

3. Pricing is based on CDC being allowed to carry out the work as scheduled. Any changes to the schedule requested by Elkhorn Goldfields Inc. may impact costs and CDC reserves the right to evaluate the impact and adjust prices accordingly.

4. Prices are based on the ground support outlined in the Scope of Work. Should additional ground support be required, this ground support would be installed at the Extra Work Rates shown in the Schedule of Prices.

5. Should ground or water conditions be encountered which impede or stop progress, the work required to control the condition would be carried out at the Extra Work Rates shown in the Schedule of Prices.

6. In the event that grouting is required, the Extra Work Rates quoted do not include supply and operating costs of a grout plant.

7. The Owner is responsible for delays or downtime resulting from failure to provide Owner supplied services.

8. This proposal is based on CDC crews working two 8 hour shifts, 5 days per week as outlined in the Scope of Work.

9. Prices assume that there will be no restrictions on blasting times throughout the project.

10. The pay schedule for the performance of services by CDC will be invoiced on semi-monthly and the terms are Net 15 days.

11. Centennial Development welcomes the opportunity to complete the project using the "open book" method of job costing and invoicing.

12.      Open book prices may be reviewed on a quarterly basis if required.

13. CDC will make all supplier material quotations available to Elkhorn Goldfields, Inc.

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CENTENNIAL DEVELOPMENT COMPANY
PROPOSAL No. 01-008